Exhibit 10.3

Addendum to Loan Agreement (Original Agreement Date 7/31/2012)
(The “Addendum”)

Between:	Morpheus Financial Corporation (“Lender”)

And:	Interactive Multi-Media Auction Corporation (“Borrower”)

AMENDED TERMS

COMPANY	Interactive Multi-Media Auction Corporation

LENDER	Morpheus Financial Corporation

AMOUNT OWING	Up to $75,000

INTEREST	Non-interest Bearing

TERMS	Unsecured loan for general working capital purposes

CLOSING	May 17, 2013

DETAILS TO AMENDMENT	On July 31, 2012, the Lender, provided a loan facility to the Borrower, of CDN$15,000, with CDN $7,500 to be advanced on or before October 15, 2012 and CDN $7,500 on or before April 30, 2013. At the request of the Borrower, the Lender hereby now further agrees as per this Addendum, to increase the loan availability amount during the next 12 month period. Therein, as at today’s date of May 17, 2013, the Lender agrees to increase the loan amount available to the Borrower up to an additional $75,000 available in traunches as required on request of the Borrower during the upcoming 12 month period immediately following the Addendum date. An initial traunch of $20,000 has been requested by the Borrower and shall be released by the Lender on or before June 1, 2013. The terms of the original loan remain intact as the entire loan amount will continue to be unsecured, non-interest bearing and due on or before October 31, 2017.

Dated this day of the 17th of May 2013 by:

Morpheus Financial Corporation

/MCHU/ (Electronic Approval)
Authorized Signatory

Interactive Multi-Media Auction Corporation

/AMCCANDLESS/ (Electronic Approval)
Authorized Signatory